CERTIFICATE OF INCORPORATION

                                       OF

                                 SEGWAY VI CORP.

         This is to certify that there is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 et. seq., known as the "New Jersey Business Corporation Act."

         FIRST:   The name of the corporation is: SEGWAY VI CORP.
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         SECOND:  The purposes for which this corporation is organized is
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                  to engage in any activity under the "New Jersey Business
                  Corporation Act."
         THIRD:   The aggregate number of shares of all classes of shares which the corporation shall have authority to issue is 100,000,000 shares of common stock, $0.0001 par value and 20,000,000 shares of preferred stock, $0.0001 par value.

         FOURTH:  The address of the corporation's initial registered
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                  office is 4400 Route 9, 2nd Floor, Freehold, New Jersey
                  07728 and the name of the corporation's initial registered agent at such address is Richard I. Anslow.
         FIFTH: The corporation shall indemnify every officer, director and corporate agent to the full extent permitted by the New Jersey Business Corporation Act as the same may be amended from time to time.

         SIXTH:   The number of Directors constituting the first Board is
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                  one (1), and the name and address of the person who is
                  to serve as the Directors is:

                  Name                             Address
                  ----                             -------
                  Richard I. Anslow                4400 Route 9, 2nd Floor
                                                   Freehold, NJ 07728

         SEVENTH: To the fullest extent permitted by the New Jersey Business
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                  Corporation Act as the same exists or may hereafter be
                  amended, no director or officer of this Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders except that no director or officer shall be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

         EIGHTH:  The name and address of each incorporator is:
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
                  Name                              Address
                  Ross A. Goldstein                 4400 Route 9, 2nd Floor
                                                    Freehold, New Jersey  07728

         NINTH:   The term of this corporate existence is perpetual.
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         IN WITNESS WHEREOF, each individual incorporator, being over the age of eighteen years, has signed this Certificate this 6th day of April, 2000.

                                                      /s/ Ross A. Goldstein
                                                      ---------------------
                                                          ROSS A. GOLDSTEIN